Exhibit 99.1

Columbia Equity Trust, Inc.	1750 H Street, NW
Suite 500
Washington, D.C. 20006
Tel (202) 303 - 3080

Columbia Equity Trust, Inc. Agrees To Be Acquired By
JPMorgan Asset Management-Real Estate Fund For $19.00 Per Share
     Washington, D.C., November 6, 2006 – Columbia Equity Trust, Inc. (NYSE: COE) and a subsidiary of JPMorgan Asset Management’s Special Situation Property Fund (“SSPF”) today announced that Columbia and SSPF have entered into a definitive agreement whereby SSPF will acquire Columbia in an all cash merger valued at approximately $502 million, including the assumption of Columbia’s debt of approximately $213 million.
     Under the terms of the agreement, SSPF will acquire all of the outstanding common stock of Columbia for $19.00 per share in cash through a merger transaction. The per share purchase price represents a 12.4% premium over Columbia’s closing share price on November 3, 2006, and a 12.6% premium to the volume weighted average closing price over the past 30 days.
     The merger has been unanimously approved by Columbia’s Board of Directors upon the unanimous recommendation of a special committee comprised entirely of disinterested directors. Columbia’s Board of Directors also has resolved to recommend that Columbia’s common stockholders approve the merger.
     Completion of the merger is currently expected to occur during the first quarter of 2007 and is subject to approval by Columbia’s stockholders and certain other customary conditions. Completion of the merger is not contingent on receipt of financing by SSPF.
     Holders of limited partnership and LTIP units in Columbia’s operating partnership will have the option of receiving $19.00 per unit in cash, common units or preferred units in the surviving operating company in the merger.
     At the request of SSPF and in connection with the execution of the merger agreement, each of Oliver T. Carr, III, Chairman of the Board, President and Chief Executive Officer, and John A. Schissel, Executive Vice President and Chief Financial Officer entered into employment agreements with SSPF that will supersede their current employment agreements with Columbia effective upon completion of the merger. SSPF also required as a condition to its willingness to execute the merger agreement that Mr. Carr and Mr. Schissel and certain of their affiliates agree to reinvest at least 25% of their equity in Columbia’s operating partnership into the acquiring entity or an affiliate thereof.

     Columbia expects to continue to pay regular common dividends until the merger is completed. Columbia has existing joint ventures with SSPF in four commercial office assets comprising approximately 800,000 square feet, and a joint venture with another JPMorgan Asset Management-Real Estate fund in a fifth office asset.
     Oliver T. Carr III, Chairman and Chief Executive Officer of Columbia Equity Trust, stated, “As we have indicated to our shareholders since our IPO last year, our sole focus at Columbia is on creating value for our investors, and we believe that the proposed merger with SSPF achieves that objective.”
     Nathaniel R. Daly, Vice President at JPMorgan Asset Management, said, “We are thrilled about this unique opportunity to acquire a diversified office portfolio located in one of the country’s most desirable and supply-constrained office markets. We are also very excited about the opportunity to work with Columbia’s senior management team in pursuing future value-added transactions in the metro D.C. region.”
     Wachovia Securities acted as financial advisor to Columbia, and Hunton & Williams LLP served as company counsel. Goldman Sachs served as financial advisor to JPMorgan and Stroock & Stroock & Lavan LLP served as legal counsel to JPMorgan.
About Columbia Equity Trust, Inc.
     Columbia Equity Trust owns, operates, acquires and develops commercial office properties primarily in the Greater Washington, D.C. area. The Company’s portfolio comprises over 3.0 million square feet of office space located predominantly in Northern Virginia, Suburban Maryland and Washington, D.C. For additional information please visit our web site at www.columbiareit.com.
About JPMorgan Asset Management
     JPMorgan Asset Management is a global asset management leader providing world-class investment solutions to institutions, individuals and financial intermediaries. The firm is responsible for close to $935 billion in assets under management (based on assets under management for the Asset & Wealth Management division of JPMorgan Chase & Co. as of September 30, 2006), including $43.1 billion in real estate managed by JPMorgan Asset Management — Real Estate, as of September 30, 2006. With a 36-year history of successful investing and a staff of more than 200 real estate professionals, JPMorgan Asset Management — Real Estate identifies, analyzes, negotiates, acquires, develops, redevelops, renovates, operates, maintains, finances and sells commercial properties, on behalf of its clients. JPMorgan Asset Management’s broad investment capabilities and framework for analyzing opportunities in today’s complex real estate markets provide critical insights for its institutional clients in both the public and private markets.
     JPMorgan Asset Management’s Special Situation Property Fund is a U.S. commingled pension trust fund with interests in 58 direct real estate projects, spanning major markets and property types and includes a balanced mix of new developments and existing properties with potential for repositioning. As of October 31, 2006, the Fund’s net asset value was $1.9 billion.

Additional Information about the Merger and Where to Find It
     In connection with the proposed merger, Columbia will file relevant materials with the Securities and Exchange Commission, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF COLUMBIA ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, JPMORGAN AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by Columbia with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Columbia by contacting Columbia’s Investor Relations at (202) 303-3069 or accessing Columbia’s investor relations website. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
     Columbia and JPMorgan and their respective executive officers, directors, and employees may be deemed to be participating in the solicitation of proxies from the security holders of Columbia in connection with the merger. Information about the executive officers and directors of Columbia and the number of Columbia common shares beneficially owned by such persons is set forth in the proxy statement for Columbia’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2006, and Columbia’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 31, 2006. Investors and security holders may obtain additional information regarding the direct and indirect interests of Columbia and JPMorgan and their respective executive officers, directors and employees in the merger by reading the proxy statement regarding the merger when it becomes available.
Cautionary Note Regarding Forward Looking Statements
     Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that may be instituted against Columbia and others following announcement of the merger agreement; (iii) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; and (vi) the amount of the costs, fees, expenses and charges related to the merger. Although Columbia believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact Columbia’s future results, performance, achievements or transactions, see the documents filed by Columbia from time to time with the Securities and Exchange Commission, and in particular the section titled, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 31, 2006. Columbia undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
CONTACT
COLUMBIA EQUITY TRUST, INC.
DOMINIQUE DASCHLE
INVESTOR RELATIONS LIAISON
202-303-3069
OR
JPMORGAN ASSET MANAGEMENT
JACQUELINE MEERE
MEDIA RELATIONS
212-648-1798